SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 9, 2005

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As announced, on August 24, 2005 the Company entered into an agreement with Goldman, Sachs & Co. (“Goldman Sachs”) to purchase shares of the Company’s common stock for an aggregate purchase price of $150 million pursuant to a private transaction in connection with an accelerated stock buyback program.  Pursuant to the agreement, the period for determining the minimum and maximum number of shares to be purchased ended on September 8, 2005. The minimum has been set at approximately 5.4 million shares and the maximum has been set at approximately 6.3 million shares. Goldman Sachs delivered approximately 4.5 million shares to the Company on August 24, 2005 and is expected to deliver to the Company approximately 0.9 million additional shares on September 13, 2005. Additional shares may be delivered to the Company at the end of the program, depending on the price of the Company’s shares during the remainder of the program, which is expected to conclude in February 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

Date:  September 9, 2005